EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in post-effective Amendment No. 1 to Registration Statement No. 33-7053 on Form S-8, in Registration Statement Nos. 33-44700, 333-44024 and 333-46218 on Form S-8 of our report dated February 17, 2004 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement described in Note 25) appearing in the Annual Report on Amendment No. 3 to Form 10-K/A of Archon Corporation for the year ended September 30, 2003.

DELOITTE & TOUCHE, LLP

Las Vegas, Nevada

February 27, 2004